SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BOYD GAMING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BOYD  GAMING  CORPORATION

Notice of Annual Meeting of Stockholders

To Be Held May 15, 2003

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), will be held at Par-A-Dice Hotel Casino, 21 Blackjack Boulevard, East Peoria, Illinois 61611, on Thursday, May 15, 2003 at 11:00 a.m., local time, for the following purposes:

1.	To elect three Class III directors of the Company to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent auditors for the Company for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

The Board of Directors has fixed the close of business on March 31, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. PLEASE NOTE THAT THE ENCLOSED ADMISSION TICKET WILL BE REQUIRED IN ORDER TO OBTAIN ADMISSION TO THE ANNUAL MEETING. ACCORDINGLY, THE ADMISSION TICKET SHOULD NOT BE RETURNED WITH YOUR PROXY. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOU WILL ALSO NEED TO BRING A COPY OF YOUR BROKERAGE ACCOUNT STATEMENT (WHICH YOU CAN OBTAIN FROM YOUR BROKER) REFLECTING YOUR STOCK OWNERSHIP AS OF MARCH 31, 2003. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote via toll-free telephone call or the internet by following the instructions on the back of the proxy card. If you send in your proxy card or vote by telephone or the internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

William S. Boyd
Chairman of the Board
and Chief Executive Officer

Las Vegas, Nevada

April 14, 2003

BOYD  GAMING  CORPORATION

2950 Industrial Road

Las Vegas, Nevada 89109

PROXY STATEMENT

General

This Proxy Statement is furnished to stockholders of Boyd Gaming Corporation, a Nevada corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, May 15, 2003 at 11:00 a.m., local time, at Par-A-Dice Hotel Casino, 21 Blackjack Boulevard, East Peoria, Illinois 61611, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

These proxy solicitation materials are being mailed to stockholders on or about April 14, 2003.

Voting and Solicitation

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of the Company’s Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the rules of the New York Stock Exchange (the “Exchange”), certain matters submitted to a vote of stockholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the meeting. On those matters which the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. Neither the Company’s Restated Articles of Incorporation or Bylaws nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. In the election of directors, the three nominees for Class III directors who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2003 requires the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention will have the same effect as a vote cast against the resolution, but broker non-votes will not be counted as shares present or represented at the meeting for the purposes of the resolution.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY OR ALL PROPOSALS TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSAL 2. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Brian A. Larson, Secretary, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Record Date and Shares Outstanding

The close of business on March 31, 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 63,904,741 shares of Common Stock outstanding. Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2003 (i) by each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Percentage ownership is based on an aggregate of 64,290,942 shares of the Company’s Common Stock outstanding on March 1, 2003.

Name(a)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
William S. Boyd (b)	26,555,813	40.11
Robert L. Boughner (c)	428,871	*
William R. Boyd (d)	2,212,783	3.44
Marianne Boyd Johnson (e)	2,237,155	3.48
Michael O. Maffie (f)	5,500	*
Billy G. McCoy (g)	9,386	*
Donald D. Snyder (h)	358,076	*
Perry B. Whitt (i)	1,011,500	1.57
Ellis Landau (j)	507,048	*
Keith E. Smith (k)	237,333	*
Frederick J. Schwab (l)	-0-	*
All directors and executive officers as a group (13 persons) (m)	33,629,889	49.81

*	Represents less than 1%

(a)	The mailing address of all persons in the list set forth above is: 2950 Industrial Road, Las Vegas, Nevada 89109.

(b)

Includes 12,662,953 shares of Common Stock held by the William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee; 28,000 shares held by the William S. Boyd Family Corporation (which is wholly owned by Mr. Boyd); 969,164 shares held by the W.M. Limited Partnership, of which W.S.B., Inc. (which is wholly owned by Mr. Boyd) is the sole general partner; 27,564 shares held by W.S.B., Inc; 199,625 shares held by the William S. Boyd Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 224,592 shares held by the William S. Boyd Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,167,031 shares held by the BG-99 Limited Partnership, of which W.S.B., Inc. is general partner; 92,875 shares held by the BG-99 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 94,994 shares held by the BG-99 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,625,788 shares held by the BG-00 Limited

Partnership, of which W.S.B., Inc. is general partner; 9,942 shares held by the BG-00 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 18,226 shares held by the BG-00 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,709,819 shares held by the BG-01 Limited Partnership, of which W.S.B., Inc. is general partner; 5,519 shares held by the BG-01 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 9,720 shares held by the BG-01 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; and 2,800,000 shares held by the BG-02 Limited Partnership, of which W.S.B., Inc. is general partner. Also includes 1,910,001 shares issuable pursuant to options exercisable within 60 days of March 1, 2003. Mr. Boyd disclaims beneficial ownership in the shares held by the W.M. Limited Partnership, the BG-99 Limited Partnership, the BG-00 Limited Partnership, the BG-01 Limited Partnership and the BG-02 Limited Partnership, except to the extent of his pecuniary interest in shares held by those partnerships.

(c)	Includes 93,870 shares of Common Stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee. Also includes 335,001 shares issuable pursuant to options exercisable within 60 days of March 1, 2003.

(d)	Includes 2,003,449 shares of Common Stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee; 130,247 shares held by the William R. Boyd and Myong Boyd Children’s Trust, dated August 1, 1993, Robert E. Clark, trustee; and 26,521 shares held by the Sean William Johnson Education Trusts, of which Mr. Boyd is trustee. Also includes 51,000 shares issuable pursuant to options exercisable within 60 days of March 1, 2003. Mr. Boyd disclaims beneficial ownership of the shares held by the William R. Boyd and Myong Boyd Children’s Trust and by the Sean William Johnson Education Trusts.

(e)	Includes 1,888,117 shares of Common Stock held by the Marianne E. Boyd Gaming Properties Trust, of which Ms. Johnson is trustee; 25,922 shares held by the Aysia Lynn Boyd Education Trusts, of which Ms. Johnson is a trustee; 25,922 shares held by the Taylor Joseph Boyd Education Trusts, of which Ms. Johnson is a trustee; 24,632 shares held by the William Samuel Boyd Education Trusts, of which Ms. Johnson is a trustee; 25,922 shares held by the Samuel Joseph Boyd, Jr. Education Trusts, of which Ms. Johnson is a trustee; 25,922 shares held by the T’Mir Elizabeth Boyd Education Trusts, of which Ms. Johnson is a trustee; 24,432 shares held by the Josef William Boyd Education Trusts, of which Ms. Johnson is a trustee; 10,524 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; and 91,324 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee. Also includes 68,500 shares issuable pursuant to options exercisable within 60 days of March 1, 2003. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced Boyd Grandchildren’s Education Trusts and by the Johnson Children’s Trust.

(f)	Includes 2,500 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2003.

(g)	Includes 7,500 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2003.

(h)	Includes 37,200 shares of Common Stock held by the Donald D. and Dorothy R. Snyder Living Trust, of which Mr. Snyder is trustee. Also includes 280,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2003.

(i)	Includes 1,000,000 shares of Common Stock held by the Whitt Family Trust, of which Mr. Whitt and his wife are trustees. Also includes 11,500 shares issuable pursuant to options exercisable within 60 days of March 1, 2003.

(j)	Includes 290,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2003.

(k)	Includes 325 shares of Common Stock owned by Mr. Smith’s wife. Also includes 205,500 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2003.

(l)	Mr. Schwab was elected to the Board of Directors in October 2002.

(m)	Includes 3,226,171 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

In accordance with the Company’s Restated Articles of Incorporation, the Company’s Board of Directors is divided into three classes, as nearly equal in number as the then-total number of directors at the time of initial election, with the term of office of one class expiring each year. At the Annual Meeting, the stockholders will elect three Class III directors of the Company to serve until the 2006 Annual Meeting or until their successors are duly elected and qualified, or until any such director’s earlier resignation or removal. At each following Annual Meeting, the successors to the class of directors whose term is then expiring will be elected to hold office for a term expiring at the third succeeding Annual Meeting. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.

In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The three nominees for Class III directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

The nominees for election as Class III directors are:

Robert L. Boughner

Marianne Boyd Johnson

Billy G. McCoy

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NAMED NOMINEES.

Nominees and Continuing Directors

The names of the nominees and the continuing directors, their ages as of the Record Date and certain other information about them are set forth below:

Name	Age	Position	Director Since
Members of the Board Whose Terms Expire in 2004 (Class I)
William S. Boyd	71	Chairman of the Board of Directors and	1988
		Chief Executive Officer
Frederick J. Schwab (1)	64	Director	2002
Perry B. Whitt	80	Director	1988

Members of the Board Whose Terms Expire in 2005 (Class II)
William R. Boyd	43	Vice President and Director	1992
Michael O. Maffie	55	Director	1997
Donald D. Snyder	55	President and Director	1996

Members of the Board Whose Terms Expire in 2003 (Class III)
Robert L. Boughner	50	Director of the Company, Vice President and Secretary of Boyd Atlantic City, Inc. and Chief Executive Officer of Marina District Development Company, LLC	1996
Marianne Boyd Johnson	44	Vice Chairman of the Board of Directors	1990
		and Senior Vice President
Billy G. McCoy	62	Director	1997

(1)	On October 17, 2002, Philip J. Dion resigned from his position as director of the Company, which position he had held since March 1997. On October 17, 2002, the Board of Directors elected Frederick J. Schwab as a director of the Company to fill the vacancy created by Mr. Dion’s resignation and to serve out the remaining portion of Mr. Dion’s term, expiring in 2004.

Nominees

Robert L. Boughner has served as a director of the Company since April 1996. In June 1996, Mr. Boughner was elected Vice President and Secretary of Boyd Atlantic City, Inc. (“BAC”), a wholly owned subsidiary of the Company, through which the Company owns a fifty percent interest in Marina District Development Company, LLC (“MDDC”), the limited liability company formed with a wholly owned subsidiary of MGM MIRAGE in Atlantic City, New Jersey. In addition, in January 1999, Mr. Boughner was elected Chief Executive Officer of MDDC. In October 2001, Mr. Boughner resigned as the Chief Operating Officer and Senior Executive Vice President of the Company, which positions he had held since April 1990 and May 1998, respectively. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, and prior to that time he held various management positions in that company. Mr. Boughner is active in civic and industry affairs, and he serves on the board of directors of BankWest of Nevada.

Marianne Boyd Johnson was elected to the position of Vice Chairman of the Board of Directors in February 2001 and elected Senior Vice President of the Company in December 2001. From September 1997 until December 2001, Ms. Johnson served as Vice President of the Company. Ms. Johnson has been Assistant Secretary of the Company since September 1989 and a director since September 1990. From 1976 until September 1990, she held a variety of full and part-time positions with the Company and California Hotel and

Casino, including participation in the Company’s management training program. Ms. Johnson serves on the board of directors of BankWest of Nevada. She also serves on the board of directors of Western Alliance Bancorporation. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, who are both directors and officers of the Company.

Billy G. McCoy, Major General USAF (Ret), has been a director of the Company since March 1997. From 1993 to 1996, General McCoy served as Director of Development for the Company. He has served as Chairman of the board of Luscombe Aircraft Corporation since 1998. He served as the President and Chief Operating Officer of Luscombe Aircraft Corporation from 1997 through January 2001. The General entered the Air Force in June 1963 and was promoted to Major General in October 1989. During his 30 years of active service, he served as Commander of Homestead AFB in Florida, Langley AFB in Virginia, Luke AFB in Arizona, Nellis AFB in Nevada and Lackland AFB in Texas. He serves on the boards of the Nevada Federal Credit Union and Desert Research Institute and as a Trustee of the Community College of Southern Nevada.

Continuing Directors

William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was director of operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various positions at the California Hotel and Casino and Sam’s Town Hotel and Gambling Hall. Mr. Boyd also serves on the board of directors of the Better Business Bureau of Southern Nevada and of the Crime Stoppers of Nevada program. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, who are both directors and officers of the Company.

William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer since August 1988. A co-founder of California Hotel and Casino, Mr. Boyd has served as a director and President of that company since its inception in 1973 and has also held several other offices with that company. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary, Treasurer and a member of the board of directors of the Union Plaza Hotel and Casino. Mr. Boyd serves as Vice Chairman of the board of directors of the American Gaming Association, and he serves on the board of directors and as President of the National Center for Responsible Gaming. Mr. Boyd also serves on the board of directors of Western Alliance Bancorporation. Mr. Boyd is the father of William R. Boyd and Marianne Boyd Johnson, who are both directors and officers of the Company.

Michael O. Maffie has been a director of the Company since March 1997. Mr. Maffie is the President and Chief Executive Officer of Southwest Gas Corporation, a major Las Vegas based utility company. Mr. Maffie joined Southwest Gas Corporation in 1978 as its treasurer and held several executive positions prior to being named to his current position in 1993. Prior to joining Southwest Gas Corporation, Mr. Maffie was with Arthur Andersen & Co. for seven years.

Donald D. Snyder has been President of the Company since January 1997. Prior to that, he served as Executive Vice President and Chief Administrative Officer from July 1996 to January 1997 and has served as a director of the Company since April 1996. Prior to joining the Company, from 1992 to July 1996, Mr. Snyder served as Chairman, Chief Executive Officer and President of the Fremont Street Experience Limited Liability Co. (“FSELLC”), which developed and operates the Fremont Street Experience in downtown Las Vegas. He continues as Chairman of FSELLC. Mr. Snyder worked for First Interstate Bancorp (“FIB”) for 22 years, serving as Chairman and Chief Executive Officer of First Interstate Bank of Nevada from 1987 through 1991. He was involved in various entrepreneurial activities after leaving FIB, including Strategic Associates, Inc., Graphic Enterprises, Inc., FSELLC and co-founding BankWest of Nevada. He serves on the board of directors of BankWest of Nevada and on the board of directors of Western Alliance Bancorporation. Mr. Snyder holds leadership positions on several non-profit boards and plays or has played an active role in industry organizations, including the American Gaming Association, the Nevada Resort Association and the Las Vegas Convention and Visitors Authority.

Frederick J. Schwab has served as a director since October 2002. Until retiring in March 2003, Mr. Schwab served as President and Chief Executive Officer of Porsche Cars North America, Inc. Mr. Schwab joined Porsche Cars North America as Executive Vice President, Finance and Administration, in 1985. He was promoted to Senior Executive Vice President in 1988 and named President and Chief Executive Officer in March 1992. Mr. Schwab was formerly a partner with Touche Ross & Co. (now Deloitte & Touche LLP). In 1974, he joined Fruehauf Corporation as President of Ackermann Fruehauf, a wholly owned subsidiary in Germany. In 1978, he became President of Fruehauf Europe, responsible for all Fruehauf European operations. In 1982, Mr. Schwab was named Executive Vice President of Fruehauf International in Detroit, responsible for all non-North American controlled subsidiaries. Mr. Schwab is a member of the national board of the Hope Foundation, he serves as a board member of Michigan State University’s Eli Broad College of Business and the German American Chamber of Commerce of the Southern United States.

Perry B. Whitt has served as a director of the Company since its inception and served as Vice Chairman of the Board of Directors from August 1988 through February 2001. He also served as a director of California Hotel and Casino from its inception until 1994 and has also held several offices with California Hotel and Casino. Mr. Whitt has over 58 years of experience in the gaming industry, much of it with the Boyd family. He is also past President and director of the Utility Shareholders Association of Nevada and was director of the United Way of Southern Nevada. Mr. Whitt serves on the board of directors of BankWest of Nevada and is a member of the Variety Club of Southern Nevada, Tent 39. Mr. Whitt is also a past director of First Security Bank and Community Bank.

Compensation of Directors

During fiscal year 2002, each director who was not an employee of the Company, or an employee of a subsidiary or affiliate of the Company, received an annual fee of $30,000, meeting fees of $1,500 per board meeting attended, $500 per committee meeting attended and related expenses for services as a director. The Chairmen of the Audit Committee and the Compensation and Stock Option Committee each received a retainer of $3,000 for their additional responsibilities. In addition, Billy G. McCoy, who serves on the Board of Directors, served as the Chairman of the Company’s Compliance Committee, which is not a committee of the Board, and as Chairman thereof, received a retainer of $3,000 and $500 per Compliance Committee meeting attended for his additional responsibilities. Employee and non-employee directors, along with certain executive officers, participate in the Directors’ Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. During 2002, William S. Boyd, William R. Boyd, Robert L. Boughner, Marianne Boyd Johnson, Donald D. Snyder, Billy G. McCoy and Perry B. Whitt received reimbursement under this plan totaling $7,538, $3,474, $2,242, $2,124, $4,352, $3,274, and $9,663, respectively. The Company also has a Directors’ Non-Qualified Stock Option Plan under which each non-employee director receives an option to purchase 5,000 shares of the Company’s Common Stock upon first joining the Board and receives an additional option to purchase 1,000 shares of the Company’s Common Stock on the date of each succeeding Annual Meeting of stockholders so long as the director has served on the Board for the preceding twelve months. Options are granted at fair market value on the date of grant and vest over four years from the date of grant.

Meetings and Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a nominating committee. However, the Board of Directors will consider nomination recommendations from stockholders, which should be addressed to Brian A. Larson, Secretary, at the principal offices of the Company.

The current members of the Audit Committee are Michael Maffie (Chairman), Billy McCoy and Frederick J. Schwab. The members of the Audit Committee are independent, as independence is defined in Sections 303.01(b)(2)(a) and (3) of the New York Stock Exchange’s listing standards. The Audit Committee held four (4) meetings during 2002. In October 2002, Philip Dion resigned from his position as director of the Company and member of the Audit Committee. To fill the vacancy created by Mr. Dion’s resignation, the Board of Directors appointed Frederick J. Schwab to the Audit Committee. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing the Company’s auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company’s financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to the Company’s Proxy Statement for the 2001 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 12, 2001.

The current members of the Compensation and Stock Option Committee are Michael Maffie (Chairman), Billy McCoy and Frederick J. Schwab. The Compensation and Stock Option Committee held three (3) meetings during 2002. In October 2002, Philip Dion resigned from his position as director of the Company and as the Chairman of the Compensation and Stock Option Committee. To fill the vacancy created by Mr. Dion’s resignation, the Board of Directors appointed Frederick J. Schwab to the Compensation and Stock Option Committee, and the Board appointed Mr. Maffie to serve as Chairman of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee’s functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

The Board of Directors held a total of six (6) meetings during 2002. During such period, each director attended over 75% of the meetings of the Board and the committees of the Board on which he served that were held during the period he served.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the cash compensation earned for services performed for the Company during the calendar years ended December 31, 2002, December 31, 2001 and December 31, 2000 by the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term Compensation
				Awards	Payouts
	Annual Compensation(1)			Securities Underlying Options/SARs(#)	LTIP Payouts ($)(2)	All Other Compensation ($)(3)
Name and Principal Position	Year	Salary($)	Bonus($)
William S. Boyd	2002	1,100,000	1,779,480(2)	425,000	300,000	16,168
Chairman and Chief Executive Officer	2001	1,100,000	498,420(2)	425,000	550,000	8,677
	2000	1,100,000	709,880(2)	425,000	262,500	15,127

Robert L. Boughner (4)	2002	550,000(5)	352,960(5)	125,000	120,000	10,872
Vice President and Secretary of BAC	2001	550,000(5)	279,023	125,000	220,000	7,822
and Chief Executive Officer of MDDC	2000	550,000(5)	70,000	125,000	105,000	8,280

Donald D. Snyder	2002	550,000	308,000	125,000	120,000	12,982
President	2001	500,000	200,000	125,000	220,000	8,462
	2000	500,000	25,000	125,000	105,000	10,015

Keith E. Smith (6)	2002	450,000	252,000	125,000	72,000	9,490
Executive Vice President and	2001	400,000	140,000	75,000	132,000	7,708
Chief Operating Officer	2000	400,000	0	75,000	63,000	8,465

Ellis Landau	2002	400,000	224,000	100,000	72,000	9,815
Executive Vice President, Treasurer	2001	400,000	140,000	75,000	132,000	7,945
and Chief Financial Officer	2000	400,000	15,000	75,000	63,000	8,945

(1)	The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Executive Officer for any such year and, accordingly, is omitted from the table.

(2)	These amounts were paid under the Company’s 2000 Executive Management Incentive Plan.

(3)	Amounts represent the Company’s Profit Sharing and 401(k) Plan contributions, payments of term life insurance premiums and medical cost reimbursement. In the year ended December 31, 2002, the Company’s Profit Sharing and 401(k) Plan contributions were $6,000 for each of Messrs. Boyd, Boughner, Snyder, Smith and Landau. In the year ended December 31, 2002, life insurance premium payments by the Company were $2,630 for each of Messrs. Boyd, Boughner, Snyder, Smith and Landau. In the year ended December 31, 2002, medical reimbursements were $7,538, $2,242, $4,352, $860 and $1,185 for Messrs. Boyd, Boughner, Snyder, Smith and Landau, respectively.

(4)	Mr. Boughner resigned from his position as Senior Executive Vice President and Chief Operating Officer of the Company in October 2001. Mr. Boughner remains a Vice President and Secretary of Boyd Atlantic City, Inc. (“BAC”) and the Chief Executive Officer of Marina District Development Company, LLC (“MDDC”).

(5)	MDDC reimbursed the Company for Mr. Boughner’s base salary and a substantial portion of his annual bonus for the calendar year ended December 31, 2002 and for his base salary for the calendar years ended December 31, 2001 and December 31, 2000. For more information, see “—Certain Relationships and Related Transactions.”

(6)	Mr. Smith was elected Chief Operating Officer of the Company in October 2001, before which he served as Executive Vice President—Operations.

The following table sets forth the individual grants of stock options/SARs made by the Company during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)	Expiration Date
					5%($)	10%($)
William S. Boyd	425,000	23.53%	17.21	9/05/12	4,599,893	11,657,031
Robert L. Boughner	125,000	6.92%	17.21	9/05/12	1,352,910	3,428,538
Donald D. Snyder	125,000	6.92%	17.21	9/05/12	1,352,910	3,428,538
Keith E. Smith	125,000	6.92%	17.21	9/05/12	1,352,910	3,428,538
Ellis Landau	100,000	5.54%	17.21	9/05/12	1,082,328	2,742,831

(1)	Based on options for 1,806,000 shares granted to employees in 2002. All options were granted at fair market value, have ten (10) year terms and vest ratably over three (3) years. Additional options issued to non-employee directors representing 9,000 shares, have ten (10) year terms and vest ratably over four (4) years.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the exercise price at some time during the term of the option.

The following table sets forth, for each Named Executive Officer, certain information regarding the year end value of unexercised options.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs Fiscal Year-End($) Exercisable/Unexercisable(1)
William S. Boyd	0	0	1,910,001 / 849,999	10,442,176 / 4,044,574
Robert L. Boughner	225,000	1,655,065	335,001 / 249,999	1,346,551 / 1,189,574
Donald D. Snyder	135,000	896,609	280,001 / 249,999	2,030,676 / 1,189,574
Keith E. Smith	25,000	134,938	205,500 / 200,000	1,487,763 / 713,750
Ellis Landau	100,000	1,044,065	290,000 / 175,000	1,181,000 / 713,750

(1)	Value is based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2002 ($14.05), less the exercise price.

Long Term Incentive Plan Awards in Last Fiscal Year

The following table sets forth information regarding performance awards granted under the Company’s 2000 Executive Management Incentive Plan (the “2000 Plan”) to each of the Named Executive Officers. The 2000 Plan currently provides for a payment of cash at the end of a three-year period based on the Company’s achievement of pre-established performance targets. If these performance targets are achieved, payments for awards granted in 2002 will be made shortly after the end of 2004.

		Estimated Future Payouts($)
Name	Performance Period Until Payout	Below Threshold ($ Award)	Threshold(b) $	Target(a) $	Maximum(b) $
William S. Boyd	3 years	0	250,000	500,000	750,000
Robert L. Boughner	3 years	0	125,000	250,000	375,000
Donald D. Snyder	3 years	0	125,000	250,000	375,000
Keith E. Smith	3 years	0	125,000	250,000	375,000
Ellis Landau	3 years	0	125,000	250,000	375,000

(a)	Represents target performance awards under the 2000 Plan for the 2002—2004 award period. Actual dollar amounts to be paid out at the end of this three-year period will be based on two components (each, a “Target”): (i) the Company’s achieving a target earnings-per-share figure, and (ii) the Company’s stock performance compared to a peer group of companies.

(b)	Threshold represents amounts payable upon achieving 80% of the Targets. Maximum represents amounts payable upon achieving 120% of the Targets. No payout will be made on either Target unless the Company achieves 80% of such Target for the period.

Equity Compensation Plan Information

The following table provides additional information regarding the Company’s equity compensation plans in effect at December 31, 2002.

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column (a))
Equity compensation plans approved by stockholders	8,043,890(1)	$9.69	1,995,797(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	8,043,890(1)	$9.69	1,995,797(2)

(1)	Includes options to purchase shares outstanding under the Company’s 1993 Flexible Stock Incentive Plan, 1993 Director’s Non-Qualified Stock Option Plan, 1996 Stock Incentive Plan and 2002 Stock Incentive Plan (collectively, the “Option Plans”).

(2)	Includes shares available for future issuance under the Option Plans, which include up to 12,131 shares authorized to be issued under the Company’s 1996 Stock Incentive Plan pursuant to awards that may be granted under the Company’s 2000 Executive Management Incentive Plan.

Report of the Compensation and Stock Option Committee on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the Stock Performance Graph and the Report of the Audit Committee which follow shall not be deemed to be incorporated by reference into any such filings.

The Compensation and Stock Option Committee (the “Committee”) reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer. In addition, the Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Chief Executive Officer establishes the compensation of the other executive officers of the Company, including the Named Executive Officers, after consultation with the Committee using the guidelines and ranges set by the Committee.

Compensation Policies

The Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Guidelines and ranges for the compensation of the executive officers and compensation of the Chief Executive Officer are generally set at levels that the Committee believes to be competitive with others in the Company’s industry, based on public information with respect to compensation paid by leading casino hotel companies including, but not limited to, companies in the Peer Group in the Stock Performance Graph contained herein. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs and the availability of compensation information.

There are three primary elements in the Company’s executive compensation program:

•	Base salary

•	Short and long-term bonuses

•	Stock options

The guidelines and ranges for the base salaries of the Company’s executive officers are generally set at a level which the Committee believes to be competitive with base salaries paid by leading casino hotel companies including, but not limited to, companies in the Peer Group in the Stock Performance Graph contained herein. Individual base salaries are established based on an executive officer’s historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

Bonuses are paid pursuant to (i) an executive bonus plan, in which certain management personnel at the individual properties and at the corporate level participate, and in which the Chief Executive Officer does not participate; and (ii) the 2000 Plan, under which certain management personnel, including the Chief Executive Officer, participate.

Bonus awards under the executive bonus plan are set as a percentage of base salary, with the specific percentage determined by the person’s position within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in bonuses dependent on performance. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department, property and corporate levels is the primary factor in determining bonuses, and such goals are tied to the achievement of specified earnings and other performance targets. In addition, the Chief Executive Officer has been given the authority by the Committee to make additional payments to executives under the executive bonus plan at his sole and absolute discretion. Under this plan in 2002, bonuses were paid to the Named Executive Officers, other than the Chief Executive Officer who does not participate in the executive bonus plan.

The 2000 Plan provides bonus awards to selected members of senior management, including the Chief Executive Officer, if certain long-term targets are achieved and to the Chief Executive Officer if certain annual targets are achieved. The 2000 Plan’s long-term performance period has been established as a three-year period, with the first such three-year period ended on December 31, 2000 and subsequent three-year periods ending each year thereafter. For the three-year performance periods commencing on January 1, 2001, 2002 and 2003, there are seven individuals eligible for these awards, including the Named Executive Officers. For the prior three-year performance periods under the 2000 Plan, eleven individuals had been designated as being eligible for these awards, including, in each such performance period, the Named Executive Officers. For 2002, as in prior years, the performance criteria are achieving a target cumulative earnings per share and stock price performance relative to a specified peer group.

The Company believes that a significant component of the compensation paid to the Company’s executives over the long-term should be derived from stock options. The Company strongly believes that stock price appreciation and stock ownership in the Company are a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best long-term interests. The Committee determines whether to grant stock options, as well as the amount of the grants, based on a person’s position within the Company.

Compensation of Chief Executive Officer

In establishing the Chief Executive Officer’s overall compensation, the Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding California Hotel and Casino, the Company’s predecessor and now one of its subsidiaries, in 1973; the identification of the Company with the Chief Executive Officer by the Company’s employees, the financial community and the general public; and the recognition by the Committee and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company’s continued success. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer’s compensation. Consistent with the Company’s overall executive compensation program, the Chief Executive Officer’s compensation is composed of base salary, short and long-term bonuses and stock options. The Chief Executive Officer did not receive an increase in base salary in 2002 as compared with 2001.

The Chief Executive Officer participates in the 2000 Plan, approved by the Company’s stockholders in 2000, for both his annual and long-term bonus. The 2000 Plan, among other things, provides for annual incentive awards to certain of the Company’s key executives who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code and is administered by the Committee. In determining awards to be made under the 2000 Plan, the Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: the Company’s pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The annual maximum amount of cash compensation payable to a participant under the 2000 Plan is $2,000,000 per year for each of the annual and long-term bonus. With respect to Mr. Boyd’s annual bonus, for the twelve months ended December 31, 2002, Mr. Boyd’s performance criteria was pre-tax income for which he received a bonus of $1,779,480 under the 2000 Plan.

The Chief Executive Officer was one of the participants in the long-term bonus program pursuant to the 2000 Plan. Under that Plan, his target award for the three-year period ended December 31, 2002 was $500,000. There were two performance criteria for the measurement period: a cumulative target earnings per share for which the target award was $300,000, and stock price performance relative to a specified peer group for which the target award was $200,000. Mr. Boyd received no award for the first performance criterion and $300,000 for the second performance criterion for a total long-term bonus award of $300,000 pursuant to the 2000 Plan.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company’s Chief Executive Officer or any of the other four most highly compensated executive officers. The 2000 Plan, which is a qualified performance-based compensation plan, will not be subject to the deduction limit if certain requirements are met. The Company has structured certain other performance-based portions of its executive officers’ compensation in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m).

Michael O. Maffie, Chairman

Billy G. McCoy

Frederick J. Schwab

Members,

Compensation and Stock Option Committee

Report of the Audit Committee

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2002.

We have discussed with Deloitte & Touche, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

We have also considered whether the provision of services by Deloitte & Touche, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Deloitte & Touche.

Michael O. Maffie, Chairman

Billy G. McCoy

Frederick J. Schwab

Members,

Audit Committee

Compensation and Stock Option Committee Interlocks and Insider Participation

The Company has no committee interlocks or insider participation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the “Commission”). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2002, all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were complied with. However, in March 2003, each of William S. Boyd and Marianne Boyd Johnson amended a Form 4 filed in March 1998 to report a gift of 3,160 shares of Common Stock that was inadvertently omitted from their originally filed reports and not timely filed on a Form 5 in that year.

Certain Relationships and Related Transactions

The Company, through BAC, its wholly owned subsidiary, and a wholly owned subsidiary of MGM MIRAGE have entered into a limited liability company operating agreement to construct, own and operate Borgata. The Company, through BAC, owns a fifty percent interest in MDDC, the operating company created pursuant to the agreement. Pursuant to the terms of the agreement, MDDC reimbursed the Company for Mr. Boughner’s 2002 base salary as well as a substantial portion of his 2002 annual bonus, as shown in the Summary Compensation Table. Mr. Boughner, a member of the Company’s Board of Directors, is also the Chief Executive Officer of MDDC.

Stock Performance Graph

The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of a peer group (the “Peer Group”) consisting of Argosy Gaming Company, Inc., Aztar Corporation, Mandalay Resort Group, Harrah’s Entertainment, Inc., Isle of Capri Casinos, Inc. and Station Casinos, Inc., and the cumulative total returns of the Russell 2000 Stock Index (“Russell 2000”). The performance graph assumes that on December 31, 1997 $100 was invested in the Company’s stock, in common stock of the Peer Group and in the Russell 2000. In accordance with guidelines of the Commission, the stockholder return for each company in the Peer Group indexes has been weighted on the basis of market capitalization as of the beginning of the period. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

Among Boyd Gaming Corporation, the Peer Group and the Russell 2000

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche has served as the independent auditors of the Company and California Hotel and Casino, the Company’s predecessor, since 1981 and has been appointed by the Audit Committee and ratified by the Board of Directors to continue as the Company’s independent auditors for the year ending December 31, 2003. In the event that stockholder ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be able to respond to appropriate questions.

The Audit Committee considered whether Deloitte & Touche’s provision of any professional services, other than its audit of the Company’s annual financial statements and reviews of quarterly financial statements, is compatible with maintaining the auditor’s independence.

Audit Fees.    Deloitte & Touche billed or expects to bill the Company an aggregate of $500,000 for professional services rendered for the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year.

Financial Information Systems Design and Implementation Fees.    During the most recent fiscal year, Deloitte & Touche did not bill the Company any fees for services related to financial information systems design and implementation, as defined in Paragraph(c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees.    Deloitte & Touche billed or expects to bill the Company an aggregate of $255,000 for professional services rendered, other than services described above under “Audit Fees” or “Financial Information Systems Design and Implementation Fees,” during the most recent fiscal year, including audit related services of approximately $203,000 and non-audit services of approximately $52,000. Audit related services include fees relating to the offering and registration of the Company’s $250 million 8.75% senior subordinated notes due 2012 and the Company’s $300 million 7.75% senior subordinated notes due 2012, audit of the Company’s 401(k) plan and other required regulatory audits. Non-audit services principally consist of tax consulting services.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. To be properly considered at the 2004 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company’s Secretary in writing not less than 60 days prior to the date of the 2004 Annual Meeting of Stockholders, after which a proposal is untimely. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of the Company’s Common Stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, proposals of stockholders intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company (Attention: Brian A. Larson, Secretary, at the principal offices of the Company), no later than December 15, 2003, for inclusion in the Board’s proxy statement and form of proxy for that meeting.

OTHER MATTERS

The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission will be provided to a stockholder without charge upon written request to Boyd Gaming Corporation, 2950 Industrial Road, Las Vegas, Nevada 89109-1150, (702) 792-7200, Attention: Robert D. Stillwell, Vice President of Corporate Communications.

A proxy card is enclosed for your use. Please mark, date, sign and promptly return the proxy card in the enclosed envelope. It is important that the proxies be returned promptly and that your shares be represented. Alternatively, you may vote via toll-free telephone call or the internet by following the instructions on the back of the proxy card.

By Order of the Board of Directors,

William S. Boyd
Chairman of the Board
and Chief Executive Officer

April 14, 2003

Las Vegas, Nevada

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DETACH AND RETAIN THIS ADMISSION TICKET

ADMISSION TICKET

BOYD GAMING CORPORATION

2003 Annual Meeting of Stockholders

Thursday, May 15, 2003

11:00 A.M., Local Time

STOCKHOLDER NAME(S):

(PLEASE PRINT)

STOCKHOLDER ADDRESS:

The annual stockholder’s meeting will be held at Par-A-Dice Hotel Casino, 21 Blackjack Boulevard, East Peoria, Illinois 61611, on Thursday, May 15, 2003 at 11:00 a.m., local time. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 10:00 a.m., local time.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting. Please note that this Admission Ticket will be required in order to obtain admission to the Annual Meeting. If your shares are held in a brokerage account, you will also need to bring a copy of your brokerage account statement (which you can obtain from your broker) reflecting your stock ownership as of March 31, 2003. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

BOYD GAMING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2003

11:00 a.m. (local time)

Par-A-Dice Hotel Casino

21 Blackjack Boulevard

East Peoria, Illinois 61611

Boyd Gaming Corporation 2950 Industrial Road Las Vegas, Nevada 89109	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2003.

The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the “Proxies”), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), to be held on Thursday, May 15, 2003 at 11:00 a.m., local time, at Par-A-Dice Hotel Casino, 21 Blackjack Boulevard, East Peoria, Illinois 61611, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO VIEW OUR ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO:

http://www.boydgaming.com/annualrpt.pdf and

http://www.boydgaming.com/proxystate.pdf

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located in the upper right corner of this proxy card) and the last 4 digits of the U.S. Social Security Number (“SSN”) or Tax Identification Number (“TIN”) for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.

•	Follow the simple voice mail instructions.

VOTE BY INTERNET — http://www.eproxy.com/byd/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located in the upper right corner of this proxy card) and the last 4 digits of the U.S. Social Security Number (“SSN”) or Tax Identification Number (“TIN”) for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave that item blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided to Boyd Gaming Corporation,  c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or internet, please do not mail your proxy card

ò    Please detach here    ò

The Board of Directors unanimously recommends a vote FOR Items 1 and 2.

1. Election of directors:	Class III:	01 Robert L. Boughner 02 Marianne Boyd Johnson	03 Billy G. McCoy	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) of the nominee(s) in the box to the right.)

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  ☐

Indicate changes below:

Date , 2003

Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person